Proxy Voting Results

A special meeting of shareholders was held on December 8, 2017. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

James C. Curvey

Affirmative	40,874,579,146.19	94.146
Withheld	2,541,618,753.48	5.854
TOTAL	43,416,197,899.67	100.000

Dennis J. Dirks

Affirmative	41,093,243,800.03	94.650
Withheld	2,322,954,099.64	5.350
TOTAL	43,416,197,899.67	100.000

Donald F. Donahue

Affirmative	41,121,116,505.64	94.714
Withheld	2,295,081,394.03	5.286
TOTAL	43,416,197,899.67	100.000

Alan J. Lacy

Affirmative	41,091,494,851.72	94.646
Withheld	2,324,703,047.95	5.354
TOTAL	43,416,197,899.67	100.00

Ned C. Lautenbach

Affirmative	40,970,733,721.42	94.368
Withheld	2,445,464,178.25	5.632
TOTAL	43,416,197,899.67	100.000

Joseph Mauriello

Affirmative	41,021,688,840.89	94.485
Withheld	2,394,509,058.78	5.515
TOTAL	43,416,197,899.67	100.000

Charles S. Morrison

Affirmative	41,163,534,997.01	94.812
Withheld	2,252,662,902.66	5.188
TOTAL	43,416,197,899.67	100.000

Cornelia M. Small

Affirmative	41,061,752,034.66	94.578
Withheld	2,354,445,865.01	5.422
TOTAL	43,416,197,899.67	100.000

Garnett A. Smith

Affirmative	41,061,939,407.02	94.578
Withheld	2,354,258,492.65	5.422
TOTAL	43,416,197,899.67	100.000

David M. Thomas

Affirmative	41,102,875,738.06	94.672
Withheld	2,313,322,161.61	5.328
TOTAL	43,416,197,899.67	100.000

Michael E. Wiley

Affirmative	41,112,279,187.11	94.694
Withheld	2,303,918,712.56	5.306
TOTAL	43,416,197,899.67	100.000

PROPOSAL 2
To eliminate a fundamental investment policy.

	# of Votes	% of Votes
Affirmative	300,741,589.15	71.497
Against	72,581,875.55	17.256
Abstain	36,596,145.77	8.700
Broker Non-Vote	10,716,920.74	2.547
TOTAL	420,636,531.21	100.000

PROPOSAL
To modify the fund’s fundamental concentration policy.

	# of Votes	% of Votes
Affirmative	311,327,807.91	74.014
Against	63,832,930.50	15.176
Abstain	34,758,872.06	8.263
Broker Non-Vote	10,716,920.74	2.547
TOTAL	420,636,531.21	100.000

Proposal 1 reflects trust wide proposal and voting results.